UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 24, 2007 (January 18, 2007)
Date of Report (Date of earliest event reported)

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

777 Commerce Drive, Suite 100, Fairfield, Connecticut 06825
(Address of principal executive offices) (Zip Code)

(203) 368-6044
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On January 18, 2007, Competitive Technologies, Inc. (the “Company”) and Donald J. Freed, Ph.D. amended the terms of Dr. Freed’s amended and restated employment agreement (the “Amendment”). The purpose of the Amendment was to change the terms of the amended and restated employment agreement (the “Agreement”) to provide for Dr. Freed to resign his employment immediately after a successor has been identified and hired by the Company. Within seven (7) days after his successor is hired, Dr. Freed will deliver to the Company a resignation letter and execute a release in favor of the Company. Immediately upon the occurrence of these two events, Dr. Freed will be entitled to receive the same severance related compensation that he would have been entitled to receive if he had been terminated in connection with a “change in control,” as defined in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date: January 24, 2007	By:	/s/ Michael D. Davidson
Name: Michael D. Davidson
Title: Senior Vice President and Chief Financial Officer